2Q26 July 15, 2026 QUARTERLY UPDATE

2 • Revenue Growth: Record revenue of $5.7bn up 13% YoY • Expense Discipline: Expense of $3.4bn up 7% YoY – Three quarters of YoY increase reflects revenue-related expenses – One quarter of YoY increase reflects higher investments and employee salary increases, partially offset by efficiency savings • Margin Expansion: – 606 bps of operating leverage(b) – Pre-tax margin of 39.8% up 3.2%-pts YoY • Improved Profitability: – ROE of 17.2% up 2.5%-pts YoY – ROTCE(a) of 31.3% up 3.5%-pts YoY • EPS Growth: EPS of $2.45 up 27% YoY • Attractive Capital Returns: Returned $1.5bn to common shareholders, including $371mm of dividends and $1.1bn of share repurchases – 87% payout ratio year-to-date – Declared 19% increase of quarterly common stock dividend in 3Q26 2Q26 Financial Highlights + 27% Revenue: + 13% 40% ROTCE(a): 31% Tier 1 Leverage: 5.9% + 7% Pre-tax Margin: EPS: Expenses: (a) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (b) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. Note: Above comparisons are 2Q26 vs. 2Q25, unless otherwise noted.

3 Innovating new products and solutions • Continuous product innovation and track record of growth (e.g., Buyside Trading Solutions, Collateral One, Borrow Plus) • Connecting traditional and digital financial ecosystems with continued progress on 24/7 payments, digital cash and tokenized infrastructure, combining capabilities from across BNY's platforms Accelerating AI • Investments in our people, infrastructure, platform and broader ecosystem have created a strong foundation on which we are building applied AI solutions into our workflows and across the entire company • AI-integration has started to show tangible benefits across the entire client lifecycle: innovating, prospecting, onboarding, transacting 2026 Mid-year Business Update Serving our clients as One BNY • 14 consecutive quarters of YoY sales growth • Record sales performance in 1Q26 and 2Q26 • Larger, more comprehensive client solutions, with average deal size in 1H26 up >20% YoY • ~10% of clients generating sales in 1H26 are new to BNY Unlocking scale and growth across our platforms • 10 consecutive quarters of positive operating leverage • Completed activation phase of the platform operating model in 2Q26, shifting focus to realizing the full benefits of operating as one company • Tracking toward ~$500mm of incremental investments and ~$450mm of efficiency savings in 2026 Strong execution continues to accelerate growth and strengthen our competitive position ROTCE (excluding notable items) 21% 22% 24% 26% 30% FY22 FY23 FY24 FY25 1H26 29% 30% 33% 36% 39% FY22 FY23 FY24 FY25 1H26 Pre-tax Margin (excluding notable items) 0% 0% 2% 3% FY22 FY23 FY24 FY25 1H26 Organic Fee Growth (YoY) 4% 7% 5% 8% 13% FY22 FY23 FY24 FY25 1H26 Total Revenue (YoY) (b) Represents a non-GAAP measure. See pages 13 through 15 in the Appendix for the corresponding reconciliation of these non-GAAP measures excluding notable items. Note: See page 12 in the Appendix for corresponding footnotes. (a) (b)(c) (b)(d) ~4.5%

2Q26 Financial Results

$mm, except per share data or unless otherwise noted	2Q26	1Q26	2Q25	2Q26 vs. 1Q26	2Q26 vs. 2Q25
Income Statement					
Investment services fees	$2,909	$2,652	$2,583	10%	13%
Investment management and performance fees	796	785	758	1	5
Foreign exchange revenue	229	232	213	(1)	8
Other fee revenue	102	99	87	3	17
Total fee revenue	**$4,036**	**$3,768**	**$3,641**	**7%**	**11%**
Investment and other revenue	216	271	184	N/M	N/M
Net interest income	1,446	1,370	1,203	6	20
Total revenue	**$5,698**	**$5,409**	**$5,028**	**5%**	**13%**
Provision for credit losses	(8)	(7)	(17)	N/M	N/M
Noninterest expense	3,439	3,400	3,206	1	7
Income before income taxes	**$2,267**	**$2,016**	**$1,839**	**12%**	**23%**
Net income applicable to common shareholders	$1,696	$1,562	$1,391	9%	22%
Avg. common shares and equivalents outstanding *(mm)* - diluted	692	698	720	(1)%	(4)%
EPS	**$2.45**	**$2.24**	**$1.93**	**9%**	**27%**
Key Performance Indicators					
Operating leverage[(a)]				**419 bps**	**606 bps**
Pre-tax margin	**39.8%**	**37.3%**	**36.6%**		
ROE	17.2%	16.1%	14.7%		
ROTCE[(b)]	**31.3%**	**29.3%**	**27.8%**		
Non-GAAP measures, excluding notable items[(c)]					
Adjusted total revenue	$5,698	$5,409	$5,028	5%	13%
Adjusted noninterest expense	3,431	3,386	3,194	1	7
Adjusted EPS	2.46	2.25	1.94	9	27
Adjusted operating leverage				**401 bps**	**591 bps**
Adjusted pre-tax margin	**39.9%**	**37.5%**	**36.8%**		
Adjusted ROTCE	**31.4%**	**29.5%**	**27.9%**		

(a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Each of the below line items represents a non-GAAP measure. See pages 13 and 14 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items.
N/M – not meaningful.

4

BNY

Capital and Liquidity

	2Q26	1Q26	2Q25
Consolidated regulatory capital ratios[a]			
Tier 1 capital ($mm)	$26,302	$26,435	$25,472
Average assets for Tier 1 leverage ratio ($mm)	446,389	443,556	420,131
Tier 1 leverage ratio	**5.9%**	**6.0%**	**6.1%**
Common Equity Tier 1 ("CET1") capital ($mm)	$21,555	$21,108	$20,149
Risk-weighted assets ($mm)	196,332	191,849	175,668
CET1 ratio	**11.0%**	**11.0%**	**11.5%**
Supplementary leverage ratio ("SLR")	6.3%	6.6%	6.9%
Consolidated regulatory liquidity ratios[a]			
Liquidity coverage ratio ("LCR")	111%	111%	112%
Net stable funding ratio ("NSFR")	130%	131%	131%
Capital returns			
Cash dividends per common share	$0.53	$0.53	$0.47
Common stock dividends ($mm)	$371	$376	$346
Common stock repurchases ($mm)	1,103	983	895
Total capital return ($mm)	**$1,474**	**$1,359**	**$1,241**
Total payout ratio	87%	87%	89%
Profitability			
ROE	17.2%	16.1%	14.7%
ROTCE[b]	31.3%	29.3%	27.8%
Adjusted ROTCE[c]	**31.4%**	**29.5%**	**27.9%**

CAPITAL

- **Tier 1 leverage ratio** of 5.9% down 7 bps QoQ
  - Tier 1 capital of $26.3bn down $133mm QoQ, primarily reflecting capital returned through common stock repurchases and dividends and a redemption of preferred stock, partially offset by capital generated through earnings
  - Average assets for Tier 1 leverage ratio of $446.4bn up $2.8bn QoQ
- **CET1 ratio** of 11.0% down 2 bps QoQ
  - CET1 capital of $21.6bn up $447mm QoQ, primarily reflecting capital generated through earnings, partially offset by capital returned through common stock repurchases and dividends
  - RWA of $196.3bn up $4.5bn QoQ

LIQUIDITY

- **LCR** of 111% flat QoQ
- **NSFR** of 130% down 1%-pt QoQ

(a) Note: See page 12 in the Appendix for corresponding footnote.
(b) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE excluding notable items.

5
BNY

6 1,203 1,236 1,346 1,370 1,446 2Q25 3Q25 4Q25 1Q26 2Q26 2Q26 vs.   2Q26   1Q26   2Q25   Total assets $465 1% 6% Total interest-earning assets $398 —% 6% Cash and reverse repo 148 (3) (2) Loans 86 6 20 Investment securities 156 2 7 Noninterest-bearing $55 —% 10% Interest-bearing 259 (2) 3 Total deposits $314 (1)% 5%                Net Interest Income and Balance Sheet Trends Net Interest Income ($mm) 1.27% 1.31% 1.38% 1.38% 1.45% 2Q25 3Q25 4Q25 1Q26 2Q26 Net Interest Margin Balance Sheet Trends ($bn, average) • Net interest income of $1,446mm up 20% YoY and up 6% QoQ – YoY increase primarily reflecting the reinvestment of investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression • Net interest margin of 1.45% up 18 bps YoY and up 7 bps QoQ • Avg. total deposits of $314bn up 5% YoY and down 1% QoQ

Securities Services

Select Income Statement Data

$mm, unless otherwise noted	**2Q26**	**2Q26 vs. 1Q26**	**2Q26 vs. 2Q25**
Asset Servicing	$1,209	3%	12%
Issuer Services	463	67	23
Total investment services fees	**$1,672**	**15%**	**15%**
Foreign exchange revenue	203	4	16
Other fees[(a)]	77	4	28
Investment and other revenue	94	N/M	N/M
Net interest income	782	3	16
Total revenue	**$2,828**	**6%**	**15%**
Provision for credit losses	(5)	N/M	N/M
Noninterest expense	1,722	4	7
Income before income taxes	**$1,111**	**7%**	**28%**

Key Performance Indicators

$bn, unless otherwise noted	**2Q26**	**1Q26**	**2Q25**
Pre-tax margin	39.3%	38.9%	35.3%
Assets under custody and/or administration ("AUC/A")*(trn)*[(b)(c)]	$45.3	$42.7	$39.9
Deposits *(average)*	$194	$198	$186
Issuer Services			
Total debt serviced *(trn)*	$15.2	$15.0	$14.3
Number of Depositary Receipts programs	1,655	1,632	1,568

- **Total revenue** of $2,828mm **up 15% YoY**
  - Investment services fees up 15% YoY
    - > Asset Servicing up 12% YoY, primarily reflecting higher client activity and market values
    - > Issuer Services up 23% YoY, primarily reflecting higher Corporate Trust fees
  - Foreign exchange revenue up 16% YoY
  - Net interest income up 16% YoY
- **Noninterest expense** of $1,722mm **up 7% YoY**, primarily reflecting higher revenue-related expenses, investments and employee salary increases, partially offset by efficiency savings
- **Income before income taxes** of $1,111mm **up 28% YoY**

Note: See page 12 in the Appendix for corresponding footnotes.
N/M – not meaningful.

7

BNY

Market and Wealth Services

Select Income Statement Data

$mm, unless otherwise noted	2Q26	2Q26 vs. 1Q26	2Q26 vs. 2Q25
Wealth Solutions	$551	1%	5%
Clearance and Collateral Management	453	5	18
Payments and Trade	224	2	7
Total investment services fees	**$1,228**	**3%**	**10%**
Foreign exchange revenue	34	(6)	13
Other fees[a]	71	1	13
Investment and other revenue	26	N/M	N/M
Net interest income	611	7	21
Total revenue	**$1,970**	**4%**	**12%**
Provision for credit losses	(2)	N/M	N/M
Noninterest expense	948	1	4
Income before income taxes	**$1,024**	**7%**	**21%**

Key Performance Indicators

$bn, unless otherwise noted	2Q26	1Q26	2Q25
Pre-tax margin	52.0%	50.8%	48.4%
AUC/A *(trn)*[b][c]	$16.9	$16.5	$15.6
Deposits *(average)*	$103	$103	$97
Wealth Solutions			
AUC/A *(trn)*[b]	$3.6	$3.3	$3.0
Net new assets (U.S. platform)[d]	25	22	(10)
Daily average revenue trades ("DARTs") (U.S. platform) *('000)*	391	352	334
Average active clearing accounts *('000)*	8,730	8,601	8,405
Payments and Trade			
U.S. dollar payment volumes *(daily average)*	260,275	257,960	246,250
Clearance and Collateral Management			
Average collateral balances	$8,199	$7,783	$7,061

- **Total revenue** of $1,970mm **up 12% YoY**
  - Investment services fees up 10% YoY
    - > Wealth Solutions up 5% YoY, primarily reflecting higher market values and client activity
    - > Clearance and Collateral Management up 18% YoY, primarily reflecting higher collateral balances and clearance volumes
    - > Payments and Trade up 7% YoY, primarily reflecting net new business
  - Foreign exchange revenue up 13% YoY
  - Net interest income up 21% YoY
- **Noninterest expense** of $948mm **up 4% YoY**, primarily reflecting higher investments, revenue-related expenses and employee salary increases, partially offset by efficiency savings and the absence of 2Q25 litigation reserves
- **Income before income taxes** of $1,024mm **up 21% YoY**

Note: See page 12 in the Appendix for corresponding footnotes.
N/M – not meaningful.

8

BNY

Investment and Wealth Management

Select Income Statement Data

$mm, unless otherwise noted	**2Q26**	**2Q26 vs. 1Q26**	**2Q26 vs. 2Q25**
Investment management fees	$793	1%	6%
Performance fees	3	N/M	N/M
Distribution and servicing fees	71	1	3
Other fees[a]	(87)	N/M	N/M
Investment and other revenue[b]	29	N/M	N/M
Net interest income	54	2	32
Total revenue	**$863**	**5%**	**8%**
Provision for credit losses	(5)	N/M	N/M
Noninterest expense	686	(6)	5
Income before income taxes	**$182**	**102%**	**23%**
Total revenue by line of business:			
Investment Management	$577	5%	6%
Wealth Management	286	4	11
Total revenue	**$863**	**5%**	**8%**

Key Performance Indicators

$bn, unless otherwise noted	**2Q26**	**1Q26**	**2Q25**
Pre-tax margin	21.1%	10.9%	18.5%
Deposits *(average)*	$10	$10	$9
Assets under management ("AUM")[c]	$2,226	$2,126	$2,106
Long-term active strategies net flows	$(12)	$—	$(2)
Index net flows	(9)	(7)	(22)
Short-term strategies net flows	24	(10)	7
Total net flows	$3	$(17)	$(17)
Wealth Management			
Client assets[d]	$348	$339	$339

- **Total revenue** of $863mm **up 8% YoY**
  - Investment Management up 6% YoY, primarily reflecting higher market values and improved seed capital results, partially offset by the mix of AUM flows
  - Wealth Management up 11% YoY, primarily reflecting higher market values and net interest income, partially offset by changes in product mix
- **Noninterest expense** of $686mm **up 5% YoY**, primarily reflecting higher revenue-related expenses, investments and employee salary increases, partially offset by efficiency savings
- **Income before income taxes** of $182mm **up 23% YoY**
- **AUM** of $2.2trn **up 6% YoY**, primarily reflecting higher market values, partially offset by the unfavorable impact of the stronger U.S. dollar and cumulative net outflows
- Wealth Management **client assets** of $348bn **up 3% YoY**, primarily reflecting higher market values, partially offset by cumulative net outflows

Note: See page 12 in the Appendix for corresponding footnotes.
N/M – not meaningful.

9

BNY

10 $mm, unless otherwise noted 2Q26 1Q26 2Q25 Fee revenue $(29) $(23) $(15) Investment and other revenue 36 50 33 Net interest income (expense) (1) (11) (19) Total revenue $6 $16 $(1) Provision for credit losses 4 1 2 Noninterest expense 83 89 36 Loss before income taxes $(81) $(74) $(39)                 Other Segment Select Income Statement Data • Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense – QoQ decrease primarily reflecting 1Q26 renewable energy investment gains, partially offset by lower net investment securities losses • Noninterest expense increased YoY, primarily reflecting higher staff expenses and the absence of 2Q25 lower litigation reserves Select Income Statement Data

11 >100 bpsOperating Leverage Up 3–4% YoY $20,028mm $12,912mm Up 5% +/- YoYTotal Revenue (excluding notable items) Expenses (excluding notable items) 2026 Financial Outlook Update 2025 BASIS ORIGINAL 2026 OUTLOOK (a) Note: "Original 2026 Outlook" based on market-implied forward interest rates as of year-end 2025. Assumed equity and fixed income market values over the course of 2026 unchanged from values as of December 31, 2025. "Updated 2026 Outlook" based on market- implied forward interest rates as of quarter ended June 30, 2026. Assumes equity and fixed income market values over the course of 2H26 unchanged from values as of June 30, 2026. (b) Represents a non-GAAP measure. See page 15 in the Appendix for the corresponding reconciliation of these non-GAAP measures excluding notable items. (c) Represents a forward-looking non-GAAP financial measure. See "Cautionary Statement" on page 16 for information regarding forward-looking non-GAAP financial measures. (d) Operating leverage is the rate of increase (decrease) in total revenue growth less the rate of increase (decrease) in total noninterest expense growth. (d) UPDATED 2026 OUTLOOK Up 10-11% YoY Up 6-7% YoY ~400 bps (a)(c) (c) (a)(c) (c) (b) (b)

12 Footnotes Page 3 – 2026 Mid-year Business Update (a) Organic fee growth is the amount of fee revenue growth attributable to net new business and the net impact of changes in activity within existing products by existing clients. We believe this measure permits investors to gain an understanding of internal versus external drivers of fee revenue growth. (b) Represents a non-GAAP measure. See pages [#] in the Appendix for the corresponding reconciliation of these non-GAAP measures excluding notable items. (c) Income before taxes divided by total revenue. Pre-tax margin, excluding notable items is a non-GAAP measure. The GAAP measure of pre-tax margin was 38.6% for the six months ended June 30, 2026, 35.1% for the year ended December 31, 2025, 31.4% for the year ended December 31, 2024, 24.2% for the year ended December 31, 2023 and 21.1% for the year ended December 31, 2022. (d) Return on tangible common equity, excluding notable items is a non-GAAP measure. Return on common equity was 16.6% for the six months ended June 30, 2026, 13.9% for the year ended December 31, 2025, 11.9% for the year ended December 31, 2024, 8.6% for the year ended December 31, 2023 and 6.5% for the year ended December 31, 2022. Page 5 – Capital and Liquidity (a) Regulatory capital and liquidity ratios for June 30, 2026 are preliminary. For our CET1 ratio, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods presented was the Standardized Approach. Page 7 – Securities Services (a) Other fees primarily include financing-related fees. (b) June 30, 2026 information is preliminary. (c) Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.2 trillion at June 30, 2026, $2.1 trillion at March 31, 2026 and $2.0 trillion at June 30, 2025. Page 8 – Market and Wealth Services (a) Other fees primarily include financing-related fees. (b) June 30, 2026 information is preliminary. (c) Consists of AUC/A from the Clearance and Collateral Management and Wealth Solutions lines of business. (d) Net new assets represent net flows of assets (e.g., net cash deposits and net securities transfers, including dividends and interest) in customer accounts in Pershing LLC, a U.S. broker-dealer. Page 9 – Investment and Wealth Management (a) (a) Other fees primarily include investment services fees. (b) Investment and other revenue is net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds. (c) June 30, 2026 information is preliminary. Represents assets managed in the Investment and Wealth Management business segment. (d) June 30, 2026 information is preliminary. Includes AUM and AUC/A in the Wealth Management line of business.

Return on Common Equity and Tangible Common Equity Reconciliation

$mm	2Q26	1Q26	2Q25	1H26	2025	2024	2023	2022
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,696	$1,562	$1,391	$3,258	$5,306	$4,336	$3,067	$2,345
Add: Amortization of intangible assets	10	9	11	19	45	50	57	67
Less: Tax impact of amortization of intangible assets	3	2	2	5	11	12	14	16
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	**$1,703**	**$1,569**	**$1,400**	**$3,272**	**$5,340**	**$4,374**	**$3,110**	**$2,396**
Less: Reduction in the fair value of a contingent consideration receivable[a]	—	—	—	—	—	—	(144)	—
Disposal gains (losses)[a]	—	—	—	—	41	—	(5)	(12)
Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services[b]	—	—	—	—	—	—	—	(67)
Net loss from repositioning the securities portfolio[a]	—	—	—	—	—	—	—	(343)
Severance expense[c]	(5)	(14)	(27)	(19)	(165)	(183)	(205)	(166)
Litigation reserves[c]	(2)	(3)	16	(5)	7	(41)	(91)	(125)
FDIC special assessment[c]	—	6	5	6	48	48	(482)	—
Goodwill impairment	—	—	—	—	—	—	—	(665)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	**$1,710**	**$1,580**	**$1,406**	**$3,290**	**$5,409**	**$4,550**	**$4,037**	**$3,774**
Average common shareholders' equity	$39,535	$39,448	$37,892	$39,492	$38,167	$36,413	$35,767	$36,067
Less: Average goodwill	16,768	16,774	16,748	16,771	16,733	16,316	16,204	17,060
Average intangible assets	2,809	2,819	2,850	2,814	2,842	2,839	2,880	2,939
Add: Deferred tax liability – tax deductible goodwill	1,225	1,226	1,236	1,225	1,227	1,221	1,205	1,181
Deferred tax liability – intangible assets	659	660	668	659	662	665	657	660
Average tangible common shareholders' equity – Non-GAAP	$21,842	$21,741	$20,198	$21,791	$20,481	$19,144	$18,545	$17,909
Return on common equity[d] – GAAP	17.2%	16.1%	14.7%	16.6%	13.9%	11.9%	8.6%	6.5%
Adjusted return on common equity[d] – Non-GAAP	17.3%	16.2%	14.8%	16.7%	14.1%	12.4%	11.2%	10.3%
Return on tangible common equity[d] – Non-GAAP	31.3%	29.3%	27.8%	30.3%	26.1%	22.8%	16.8%	13.4%
Adjusted return on tangible common equity[d] – Non-GAAP	31.4%	29.5%	27.9%	30.4%	26.4%	23.8%	21.8%	21.1%

(a) Reflected in Investment and other revenue.
(b) Primarily reflected in Investment services fees.
(c) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(d) Returns are annualized.

13

14 Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items 2Q26 vs.  $mm, except per share amounts 2Q26 1Q26 2Q25 1Q26 2Q25 Total revenue – GAAP $5,698 $5,409 $5,028 5% 13% Adjusted total revenue, excluding notable items — Non-GAAP $5,698 $5,409 $5,028 5% 13% Total noninterest expense – GAAP $3,439 $3,400 $3,206 1% 7% Less: Severance expense(a) 6 18 34 Less: Litigation reserves(a) 2 3 (16) Less: FDIC special assessment(a) — (7) (6) Adjusted total noninterest expense, excluding notable items — Non-GAAP $3,431 $3,386 $3,194 1% 7% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $1,696 $1,562 $1,391 9% 22% Less: Severance expense(a) (5) (14) (27) Less: Litigation reserves(a) (2) (3) 16 Less: FDIC special assessment(a) — 6 5 Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding notable items — Non-GAAP $1,703 $1,573 $1,397 8% 22% Diluted earnings per share – GAAP $2.45 $2.24 $1.93 9% 27% Less: Severance expense(a) (0.01) (0.02) (0.04) Less: Litigation reserves(a) — — 0.02 Less: FDIC special assessment(a) — 0.01 0.01 Adjusted diluted earnings per share, excluding notable items — Non-GAAP $2.46 $2.25 $1.94 9% 27% Operating leverage – GAAP(b) 419 bps 606 bps Adjusted operating leverage, excluding notable items — Non-GAAP(b) 401 bps 591 bps Pre-tax operating margin – GAAP(c) 39.8% 37.3% 36.6% Adjusted pre-tax operating margin, excluding notable items — Non-GAAP(c) 39.9% 37.5% 36.8% (a) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (b) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (c) Income before taxes divided by total revenue. See the 2Q26 Earnings Release for additional information.

15 Select Income Statement Data Reconciliation of Non-GAAP Measures – 2022-1H26 2025 vs. 2024 vs. 2023 vs.  $mm 1H26 2025 2024 2023 2022 2024 2023 2022 Total revenue – GAAP $11,107 $20,080 $18,619 $17,697 $16,529 8% 5% 7% Less: Reduction in the fair value of a contingent consideration receivable(a) — — — (144) — Less: Disposal gains (losses)(a) — 52 — (6) 26 Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for xxxxxxdepositary receipt services(b) — — — — (88) Net loss from repositioning the securities portfolio(a) — — — — (449) Adjusted total revenue, excluding notable items — Non-GAAP $11,107 $20,028 $18,619 $17,847 $17,040 8% 4% 5% Total noninterest expense – GAAP $6,839 $13,054 $12,701 $13,295 $13,010 3% (4)% 2% Less: Severance expense(c) 24 214 240 267 215 Less: Litigation reserves(c) 5 (8) 44 94 134 Less: FDIC special assessment(c) (7) (64) (63) 632 — Less: Goodwill impairment — — — — 680 Adjusted total noninterest expense, excluding notable items — Non-GAAP $6,817 $12,912 $12,480 $12,302 $11,981 3% 1% 3% Income before taxes – GAAP $4,283 $7,058 $5,848 $4,283 $3,480 21% 37% 23% Less: Impact of notable items(d) (22) (90) (221) (1,143) (1,540) Adjusted income before taxes, excluding notable items — Non-GAAP $4,305 $7,148 $6,069 $5,426 $5,020 18% 12% 8% Pre-tax operating margin – GAAP(e) 38.6% 35.1% 31.4% 24.2% 21.1% Adjusted pre-tax operating margin, excluding notable items — Non-GAAP(e) 38.8% 35.7% 32.6% 30.4% 29.5% (a) Reflected in Investment and other revenue. (b) Primarily reflected in Investment services fees. (c) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (d) See above for details of notable items and lines impacted. (e) Income before taxes divided by total revenue.

16 A number of statements in our presentations, the accompanying slides and the responses to questions on our conference call discussing our quarterly results may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about The Bank of New York Mellon Corporation’s (the “Corporation,” “we,” “us,” or “our”) capital plans including dividends and repurchases, total payout ratio, financial performance, fee revenue, net interest income, expenses, cost discipline, efficiency savings, operating leverage, pre-tax margin, capital ratios, organic growth, pipeline, deposits, interest rates and yield curves, securities portfolio, taxes, investments, including in technology and product development, innovation in products and services, artificial intelligence, digital assets, client experience, strategic priorities and initiatives, acquisitions, related integration and divestiture activity, transition to a platform operating model, capabilities, resiliency, risk profile, human capital management and the effects of the current and near-term market and macroeconomic outlook on us, including on our business, operations, financial performance and prospects. Preliminary business metrics, NII sensitivity, and regulatory capital ratios are subject to change, possibly materially as we complete our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Forward-looking statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “momentum,” “ambition,” “aspiration,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors. These factors include: a resumption of hostilities and other developments in the Middle East and the resulting impacts on commodity supply chains and global inflationary impacts and the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2025 (the “2025 Annual Report”) and our other filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives, our financial outlook, our medium-term financial targets and our long-term strategy, and how they can be achieved, are based on our current expectations regarding our ability to execute against our strategic initiatives, as well as our balance sheet size and composition, and may change, possibly materially, from what is currently expected. Statements about our outlook on total revenue are subject to various factors, including market levels, client activity, our ability to win and onboard new business, lost business, pricing pressure, our ability to launch new products to, and expand relationships with, existing clients, interest rates, re-investment yields and the size, mix and duration of our balance sheet, including with respect to deposits, loan balances and the securities portfolio. Statements about our artificial intelligence initiatives, including the timing, implementation, efficacy and expected benefits, are subject to various factors, including third-party and vendor dependencies, the availability, usability and quality of data, evolving legal, regulatory and supervisory expectations, employee and client adoption, and our ability to deploy, monitor and scale such capabilities with appropriate governance and in an effective control environment. Statements about our outlook on net interest income are subject to various factors, including interest rates, continued quantitative tightening, re-investment yields and the size, mix and duration of our balance sheet, including with respect to deposits, loan balances and the securities portfolio. Statements about our outlook on expenses are subject to various factors, including investments, revenue-related expenses, efficiency savings, salary increases, inflation and currency fluctuations. Statements about our target Tier 1 leverage ratio and CET1 ratio are subject to various factors, including capital requirements, interest rates, capital levels, risk- weighted assets and the size of our balance sheet, including deposit levels. Statements about the timing, manner and amount of any future common stock dividends or repurchases are subject to various factors, including our capital position, capital deployment opportunities, prevailing market conditions, legal and regulatory considerations and our outlook for the economic environment. Statements about our future effective tax rate are subject to various factors including, changes in the tax rates applicable to us, changes in our earnings mix, our profitability, the assumptions we have made in forecasting our expected tax rate, the interpretation or application of existing tax statutes and regulations, as well as any corporate tax legislation that may be enacted or any guidance that may be issued by the U.S. Internal Revenue Service. You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Non-GAAP Measures. In this presentation, the accompanying slides and our responses to questions, we may discuss certain non-GAAP measures in detailing our performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in our reports filed with the SEC, including the 2025 Annual Report, the second quarter 2026 earnings release and the second quarter 2026 financial supplement, which are available at www.bny.com/investorrelations. Forward-Looking Non-GAAP Financial Measures. From time to time we may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for total revenue and expenses excluding notable items. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. Cautionary Statement